As filed with the Securities and Exchange Commission on October 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ST. JUDE MEDICAL, INC.

(Exact name of issuer as specified in its charter)

Minnesota	One St. Jude Medical Drive St, Paul, Minnesota 55117	41-1276891
(State or other jurisdiction of incorporation or organization)	(Address and zip code of principal executive offices)	(I.R.S. Employer Identification No.)

Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan
(Full title of the plan)

Jason A. Zellers
Vice President, General Counsel and Corporate Secretary
One St. Jude Medical Drive St. Paul, Minnesota 55117
(Name and address of agent for service)

(651) 756-2000
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒    Accelerated filer ☐    Non-accelerated filer ☐ (Do no check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
St. Jude Medical, Inc. Common Stock, $0.10 par value per share (“Common Stock”) to be issued under the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan in respect of Restricted Stock Awards	186,381 shares(3)	$62.46	$11,641,357.26	$1,172.28
St. Jude Medical, Inc. Common Stock, to be issued under the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan in respect of Restricted Stock Units	984,802 shares(5)	$62.46	$61,510,732.92	$6,194.13
Total	1,171,183	N/A	$73,152,090.18	$7,366.42

(1)                   In connection with the merger (the “Merger”) of a wholly-owned subsidiary of St. Jude Medical, Inc. (the “Registrant”) with and into Thoratec Corporation, the Registrant has assumed outstanding awards previously granted under the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan (the “Plan”).

(2)                   Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan, by reason of any stock dividend, stock split, capitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(3)                   Represents shares of Common Stock issuable upon the vesting of outstanding restricted stock assumed by the Registrant.  Such shares of restricted stock were previously granted as stock options under the Plan and, in connection with the Merger, were converted into awards of restricted stock and assumed by Registrant.

(4)                   Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, based upon the average high and low sale prices of Common Stock as reported on the New York Stock Exchange on October 2, 2015.

(5)                   Represents shares of Common Stock issuable upon vesting of restricted stock units previously granted under the 2006 Plan and assumed by the Registrant.

EXPLANATORY NOTE

This Registration Statement relates to 1,171,183 shares of Common Stock issuable under the Plan in connection with awards of restricted stock and restricted stock units assumed by the Registrant.  The Plan was assumed by St. Jude Medical, Inc. on October 8, 2015, in connection with the consummation of transactions contemplated by the Agreement and Plan of Merger entered into on July 21, 2015, by and among SJM International, Inc. (which subsequently assigned its rights under such agreement to SJM Thunder Holding Company), Spyder Merger Corporation, the Registrant and Thoratec Corporation.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (a) above; and

(c)          The description of the Registrant’s Common Stock contained in any registration statement or report filed by the Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interest of Named Experts and Counsel

Jason A. Zellers, Vice President, General Counsel and Corporate Secretary of the Registrant, will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. Mr. Zellers is an officer and employee of the Registrant.

Item 6.    Indemnification of Directors and Officers

Section 521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director: (i) has not been indemnified by another organization; (ii) acted in good faith; (iii) has not received an improper personal benefit and Section 255 regarding director conflicts of interests, if applicable, has been satisfied; (iv) assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed that the conduct was in the best interests of the company or, in the case of an officer or director who is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company.

Article XIV of our Articles of Incorporation, as amended, provides that, to the fullest extent permissible under the Minnesota Business Corporation Act, our directors shall not be liable to the Registrant or our shareholders for monetary damages for breach of fiduciary duty as a director.

Article VII of our Bylaws, as amended and restated, provides that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 521 of the Minnesota Business Corporation Act described above.

We enter into indemnification agreements with our directors and officers. The indemnification agreements provide that we shall, subject to certain limitations, indemnify our directors and officers who are made or threatened to be made a party to a proceeding by reason of their former or present official capacities with the Registrant. The circumstances under which we will indemnify our directors or officers against judgments, penalties, fines, settlements and reasonable expenses pursuant to these indemnification agreements are the same as those provided in Section 521 of the Minnesota Business Corporation Act described above.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Registrant for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit Description
4.1

Articles of Incorporation, as amended on May 9, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 (Commission File No. 001-12441).

4.2	Bylaws, as amended and restated as of February 25, 2005, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on March 2, 2005 (Commission File No. 001-12441).
4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 filed October 20, 2010 (Commission File No. 333-170045).
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).
99.1	Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan.

Item 9.    Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 8, 2015.

St. Jude Medical, Inc.

By:	/s/ Donald J. Zurbay
Donald J. Zurbay Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of St., Jude Medical, Inc., a Minnesota corporation, do hereby constitute and appoint Daniel J. Starks, John C. Heinmiller, Jason A. Zellers and Donald J. Zurbay, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. Starks	Chairman, President and Chief Executive Officer	October 8, 2015
Daniel J. Starks	(Principal Executive Officer)

/s/ Donald J. Zurbay	Vice President, Finance and Chief Financial Officer	October 8, 2015
Donald J. Zurbay	(Principal Financial and Accounting Officer)

/s/ John W. Brown	Director	October 8, 2015
John W. Brown

/s/ Richard R. Devenuti	Director	October 8, 2015
Richard R. Devenuti

/s/ David C. Dvorak	Director	October 8, 2015
David C. Dvorak

/s/ Stuart M. Essig	Director	October 8, 2015
Stuart M. Essig

/s/ Barbara B. Hill	Director	October 8, 2015
Barbara B. Hill

/s/ Michael A. Rocca	Director	October 8, 2015
Michael A. Rocca

/s/ Stefan K. Widensohler	Director	October 8, 2015
Stefan K. Widensohler

/s/ Wendy L. Yarno	Director	October 8, 2015
Wendy L. Yarno

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1

Articles of Incorporation, as amended on May 9, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 (Commission File No. 001-12441).

4.2	Bylaws, as amended and restated as of February 25, 2005, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on March 2, 2005 (Commission File No. 001-12441).
4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 filed October 20, 2010 (Commission File No. 333-170045).
5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).
99.1	Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan.